UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2008

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Hexion Specialty Chemicals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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New Jersey
(State or Other Jurisdiction of Incorporation)

1-71 (Commission File Number)	13-0511250 (I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio (Address of Principal Executive Offices)	43215-3799 (Zip Code)

     614-225-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
      240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
      240.13e-4(c))

Item 8.01         Other Events

              On October 28, 2008, Hexion Specialty Chemicals, Inc. announced that it had received correspondence late in the evening on October 27, 2008 from counsel to affiliates of Credit Suisse and Deutsche Bank stating that the banks do not believe that the solvency opinion of American Appraisal Associates and the solvency certificate of Huntsman Corporation’s Chief Financial Officer meet the condition of the commitment letter, and stated that as a result the banks do not plan to fund the proposed closing of the merger scheduled for the morning of October 28, 2008. Accordingly, Hexion does not expect the merger to close on October 28, 2008. Hexion strongly disagrees with the banks’ position and has advised them of their obligation to fulfill the financing commitment for the merger. While Hexion intends to meet and work with the banks to try to complete the merger on October 28, 2008, if the banks do not fund their commitment, Hexion will vigorously enforce all of its contractual rights.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1 Press release issued October 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.
Date: October 28, 2008
By: /s/ Mary Ann Jorgenson Name: Mary Ann Jorgenson Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued October 28, 2008.